                                                                     EXHIBIT 1.1





                                6,000,000 Shares

                            PAGEMART WIRELESS, INC.

               CLASS A COMMON STOCK (par value $.0001 per share)





                             UNDERWRITING AGREEMENT





______ __, 1996
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                                                                 ______ __, 1996



Morgan Stanley & Co.
    Incorporated
Goldman, Sachs & Co.
JP Morgan Securities Inc.
Lehman Brothers Inc.
c/o      Morgan Stanley & Co.
                 Incorporated
         1585 Broadway
         New York, New York  10036

Ladies and Gentlemen:

                 PageMart Wireless, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters"), an aggregate of 6,000,000 shares of the Class A Common Stock (par value $.0001 per share) of the Company (the "Firm Shares").

                 The Company also proposes to issue and sell to the several Underwriters not more than an additional 900,000 shares of its Class A Common Stock (par value $.0001 per share) (the "Additional Shares"), if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Article II hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of Class A Common Stock (par value $.0001 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Class A Common Stock".

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Original Registration Statement"; any registration statement filed pursuant to Rule 462(b) under the Securities Act is hereinafter referred to as the "Rule 462(b) Registration Statement"; the Original Registration Statement and any Rule 462(b) Registration Statement are hereinafter referred to collectively as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus".
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                                       2


                                       I.

                 The Company represents and warrants to each of the Underwriters that:

                 (a) The Original Registration Statement has become effective, and if, the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, and the Company does not know of any such proceedings that are threatened by, the Commission.

                 (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its
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                                       3

         ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                 (f) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

                 (g) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                 (h) This Agreement has been duly authorized, executed and delivered by the Company.

                 (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except as have been obtained under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                 (j) There has not occurred any material adverse change, or any development that could reasonably be expected to cause a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                 (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the
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                                       4

         Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (l) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates or permits or make such declarations or filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                 (n) The Company is not an "investment company", as defined in the Investment Company Act of 1940, as amended.

                 (o) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (p) There are no holders of securities of the Company or any of its subsidiaries, or holders of rights, options, or warrants to obtain securities of the Company or any of its subsidiaries, who have the right, during the 180 day period after the date of this Agreement to request the Company to register securities held by them under the Securities Act, other than holders who have waived such right for the 180 day period after the date of the initial public offering of the Shares and have waived their rights with respect to the inclusion of their securities in the Registration Statement.

                 (q)      The Company has complied with all provisions of
         Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                 (r) The Shares have been approved for trading on the Nasdaq National Market ("Nasdaq") by the National Association of Securities Dealers, Inc., subject to notice of issuance.


                                      II.

                 The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter at $__.__ a share -- the purchase price.

                 On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 900,000 Additional Shares at the purchase price. Additional Shares may be purchased as provided in Article IV hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, the Underwriters agree, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                 The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by such person or are thereafter acquired directly from the Company) or (ii) enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 180 days after the date of the Prospectus, other than (A) the Shares to be sold hereunder, (B) any shares of Common Stock sold by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and (C)
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                                       6

shares or options to acquire shares of Common Stock granted pursuant to the Company's Stock Option Plan, Stock Issuance Plan, Stock Purchase Plan or Directors Plan.


                                      III.

                 The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $______ a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

                                      IV.

                 Payment for the Firm Shares to be sold by the Company shall be made in same day funds by wire transfer to the Company's account at _____ at a closing (the "Closing") to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on ______ __, 1996, or at such other time on the same or such other date, not later than ______ __, 1996, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

                 Payment for any Additional Shares shall be made in same day funds by wire transfer to the Company's account at _____ at a closing to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from you to the Company of your determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than ______ __, 1996, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date". The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

                 Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts
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                                       7

of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.


                                       V.

                 The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Original Registration Statement shall have become effective not later than the date hereof.

                 The several obligations of the Underwriters hereunder are subject to the following further conditions:

                 (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                          (i)     there shall not have occurred any
                 downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                 (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a) (i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                 The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                 (c) You shall have received on the Closing Date an opinion of Davis

          Polk & Wardwell, counsel for the Company, dated the Closing Date, to the effect that

                          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                          (ii) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                          (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                          (iv) the shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                          (v) the Shares to be sold by the Company have been duly authorized and, when issued and delivered, in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                          (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except as have been obtained under the Securities Act and such as may be required by (A) the securities or Blue Sky laws of the various states or (B) the U.S. Communications Act of 1934, as amended, and the rules, regulations and policies of the Federal Communications Commission or (C) the public utilities laws of the various states and the rules, regulations and policies of the state public utilities regulatory authorities thereunder, in connection with the offer and sale of the Shares;

                          (viii) the statements (1) in the Prospectus under the captions "Certain Transactions," "Description of Capital Stock" and "Underwriters" and (2) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                          (ix) such counsel is not aware of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                          (x) the Company is not an "investment company", as defined in the Investment Company Act of 1940, as amended; and

                          (xi) such counsel (1) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (2) believes that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) believes that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 With respect to subparagraph (xi) of this paragraph (c) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. Such counsel need not express any opinion with respect to matters governed by or related to (i) the U.S. Communications

         Act of 1934, as amended, or the rules, regulations or policies of the Federal Communications Commission or (ii) the public utilities laws of the various states or the rules, regulations or policies of the state public utilities regulatory authorities thereunder.

                 The opinion of Davis Polk & Wardwell described above shall be rendered to you at the request of the Company and shall so state therein.

                 (d) You shall have received on the Closing Date an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special FCC counsel for the Company, dated the Closing Date, to the effect that:

                          (i) the statements in the Prospectus under the captions "Risk Factors--Potential for Change in Regulatory Environment" and "Business--Government Regulation" (except for any and all statements regarding the Company's FCC licenses and any and all statements regarding management's awareness of certain matters), insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate in all material respects, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

                          (ii) the procedures followed by the Company in respect of its investigation into the foreign ownership of the Company were reasonable and comply in all material respects with the requirements of the Communications Act and the rules, regulations and policies of the FCC.

                 The opinion of Paul, Weiss, Rifkind, Wharton & Garrison described above shall be rendered to you at the request of the Company and shall so state therein.

                          (e) You shall have received on the Closing Date an opinion of O'Connor & Hannan, special FCC counsel for the Company, dated the Closing Date, to the effect that

                          (i) the Company and its subsidiaries have all the FCC authorizations, consents and approvals (collectively, "FCC Licenses") that are required to carry on the Company's and its subsidiaries' businesses as now conducted. The FCC Licenses have been duly and validly issued and are in full force and effect. To the best of such counsel's knowledge, the Company and its subsidiaries are not in violation of any of the terms and conditions of the FCC Licenses;

                          (ii) the Company and its subsidiaries have all the authorizations of the California and Pennsylvania Public Utilities Commissions (the "State PUCs"), consents and approvals (collectively, "State Licenses") that are required to carry on the Company's and its subsidiaries' businesses as now conducted in California and Pennsylvania. The State Licenses have been duly and validly issued and are in full force and effect. To the best of such counsel's knowledge, the Company and its subsidiaries are not in violation of any of the terms and conditions of the State Licenses;

                          (iii) there is no outstanding adverse judgment, decree, or order that has been issued by the FCC against the Company or its subsidiaries or, to the best of such counsel's knowledge, any action, proceeding, or investigation pending or threatened by the FCC against the Company or its subsidiaries which would materially and adversely affect the operations of the Company or its subsidiaries. To the best of such counsel's knowledge, the Company and its subsidiaries are in compliance with the Communications Act and the rules, regulations and policies of the FCC;

                          (iv) there is no outstanding adverse judgment, decree, or order that has been issued by the State PUCs against the Company or its subsidiaries, or to the best of such counsel's knowledge, any action, proceeding, or investigation pending or threatened by the State PUCs against the Company or its subsidiaries, which would materially affect the operations of the Company or its subsidiaries. To the best of such counsel's knowledge, the Company and its subsidiaries are in compliance with California PUC Law and Pennsylvania PUC Law (collectively, "State PUC Law");

                          (v) no consent, approval, order or authorization of, or filing with, the FCC or with any State PUC on the part of the Company or its subsidiaries with regard to any of the FCC Licenses, FCC applications, State Licenses and State applications, is required in connection with the issuance of the Shares pursuant to this Agreement;

                          (vi) the Company and its subsidiaries will be in compliance with Section 310(a) and Section 310(b) of the Communications Act and the rules, regulations, and policies of the FCC thereunder; and


                          (vii) the statements contained in the Prospectus under the captions "Risk Factors--Potential for Change in Regulatory Environment" and "Business--Government Regulation", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate in all material respects, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

                 The opinion of O'Connor & Hannan described above shall be rendered to you at the request of the Company and shall so state therein.

                 (f) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, with respect to the Registration Statement and the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

                 (g) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                 (h) The "lock-up" agreements between you and the Company, certain management stockholders, directors and major stockholders of the Company listed on Schedule II hereto relating to sales of shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                 (i) The Shares shall have been approved for trading on Nasdaq by the National Association of Securities Dealers, Inc.

                 (j) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company or the Underwriters, threatened by the Commission.

                 (k) The Company shall have complied with the provisions of Section VI(a) hereof with respect to the furnishing of Prospectuses on the business day next succeeding the date of this Agreement, in such quantities as you shall have reasonably requested.

                 (l) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

                 The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.


                                      VI.

                 In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                 (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. In the case of the Prospectus, to use its best efforts to furnish or cause to have furnished to you copies of the Prospectus in New York City, prior to 10:00 a.m., on the business day next succeeding the date of this Agreement, in such quantities as you reasonably request.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object.

                 (c) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                 (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                 (e) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act no later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

                 (f) To make generally available to the Company's security holders and to you, as soon as practicable but not later than 60 days after the end of the twelve-month period beginning at the end of the Company's fiscal quarter during which the effective date of the Original Registration Statement occurs, an earnings statement of the Company covering such twelve-month period that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (g) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company agrees to pay, or reimburse if paid by or on behalf of you, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement, including those relating to: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issuance of the Shares, the preparation, printing, filing and distribution of the Registration Statement including financial statements and all exhibits, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement (including all document production charges and reasonable expenses of counsel for the Underwriters in connection with the preparation of this Agreement); (ii) the preparation and delivery of any certificates for the Shares to the Underwriters; (iii) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall request, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to you and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this paragraph to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees and expenses (including the reasonable fees and disbursements of counsel to the Underwriters), if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., made in connection with the offering of the Shares; (vi) any expenses incurred by the Company in connection with a "road show" presentation to potential investors; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters.

                                      VII.

                 The Company agrees to indemnify and hold harmless each Underwriter (including any Underwriter in its role as qualified independent underwriter pursuant to the rules of the National Association of Securities Dealers, Inc.) and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is under common control with, or is controlled by, any Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 To the extent the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                 The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 The indemnity and contribution provisions contained in this
Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or any person controlling the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                                     VIII.


                 This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.


                                      IX.

                 This Agreement shall become effective upon the later of (a) execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission.

                 If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                             Very truly yours,

                                             PageMart Wireless, Inc.



                                             By
                                               --------------------------------
                                               Name:
                                               Title:

Accepted, ______ __, 1996

Morgan Stanley & Co.
   Incorporated
Goldman, Sachs & Co.
JP Morgan Securities Inc.
Lehman Brothers Inc.

Acting severally on behalf
  of themselves and the
  several Underwriters
  named in Schedule I hereto.

By:   Morgan Stanley & Co.
          Incorporated


By
  -------------------------------
  Name:
  Title:

                                   SCHEDULE I


                                                                    Number of
                                                                    Firm Shares
         Underwriter                                                To Be Purchased
         -----------                                                ---------------
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
JP Morgan Securities Inc.
Lehman Brothers Inc.





                                                                     ---------
         Total                                                       6,000,000
                                                                     =========

                                  SCHEDULE II


                   Stockholders Executing Lock-up Agreements